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                                                                    EXHIBIT 10.4

                        MANAGEMENT CONSULTING AGREEMENT

          MANAGEMENT CONSULTING AGREEMENT, dated as of October 31, 1991 (the "Agreement") between Prestolite Electric Incorporated, a Delaware corporation (the "Company"), and Genstar Investment Corporation, a Delaware corporation on ("GIC").

          WHEREAS, the Company desires to avail itself of the business experience and expertise possessed by GIC in arranging financing, strategic planning, negotiating and procuring contracts and other areas or corporate management;

          WHEREAS, the Company has requested GIC and GIC has agreed to provide the Company on an ongoing basis, subject to the terms and conditions specified herein, with management consulting and advisory services related to the business and affairs of the Company; and

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  Retention of GIC.  The Company retains GIC as its
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exclusive management and corporate consultant and GIC accepts such retention on the terms and conditions set forth herein.

          SECTION 2.  Services.  (a)  GIC shall advise the Company concerning
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such management matters as relate to strategic planning, proposed financial transactions, procurement of contracts and other management matters related to the Company's business and administration, and as to such other matters as the Company may reasonably request. The services provided will not be duplicative or supervisory in nature.

          (b) GIC shall perform all such services as an independent contractor to the Company and neither GIC nor its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any advice offered or action taken by it or the them in connection with this Agreement. GIC shall not be considered an employee, agent or representative of the company and will not have any authority to act for or bind the Company without the Company's prior written consent.

          SECTION 3.  Compensation.  (a)  In consideration of the services
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provided by GIC hereunder, the Company shall pay to GIC a management consulting fee of $800,000 per annum, payable in installments of $200,000 on the last day of December, March, June and September during the term hereof, commencing December 31, 1991; provided, that the first such payment shall be in the amount
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of $132,000.  Any amount not paid when due hereunder shall bear interest at the rate of 10% per annum.

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          (b) The Company shall reimburse GIC for all out-of-pocket costs and expenses incurred by GIC in connection with the provision of services hereunder promptly upon receipt of a statement of such costs and expenses from GIG.

          SECTION 4.  Company's Further Obligation.  The Company shall in good
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faith consider all advice and recommendations of GIC relating to the subject matter of this Agreement. Notwithstanding the foregoing, the Company shall not have any obligation whatsoever to follow or implement any such advice or recommendation of GIC.

          SECTION 5.  Term.  This Agreement shall commence on the date hereof
                      ----
and shall continue through the period ending on December 31, 2002.

          SECTION 6.  Amendments, Etc.  No amendment or waiver of provision of
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this Agreement nor consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 7.  No Waivers.  Except as otherwise provided in this
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Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or conditions shall not operate as waiver of, or estoppel with respect to, any subsequent or other failure.

          SECTION 8.  Notices.  All notices and other communications hereunder
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shall be in writing and shall be deemed given if personally delivered, telocopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to the Company, to

               Prestolite Electric Incorporated
               Four SeaGate
               Toledo, OH  43691-0904

               Attention:  President

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          (b)  If to GIC, to:

                    Genstar Investment Corporation
                    801 Montgomery Street, Suite 500
                    San Francisco, CA  94133

                    Attention:  Chairman


          SECTION 9.  Assignment.  Neither of the parties hereto shall have the
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right to assign this Agreement or the rights or obligations hereunder.

          SECTION 10.  Headings.  The headings contained in this Agreement
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are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 11.  Severability.  Any provision of this Agreement which is
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prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 12.  Entire Agreement.  This Agreement constitutes the
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entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

          SECTION 13.  Governing Law. This Agreement shall be governed by, and
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construed in accordance with, the laws of the State of Delaware.

          SECTION l4.  Counterparts.  This Agreement may be executed in two or
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more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                         PRESTOLITE ELECTRIC INCORPORATED


                         By:  /s/ Richard D. Patterson
                              -------------------------------
                              Name:  Richard D. Patterson
                              Title: Executive Vice President


                         By:  /s/ Mark E. Bandeen
                              -------------------------------
                              Name:  Mark E. Bandeen
                              Title: Vice President


                         GENSTAR INVESTMENT CORPORATION


                         By:  /s/ Richard D. Patterson
                              --------------------------------
                               Name:  Richard D. Patterson
                               Title: Executive Vice President


                         By:  /s/ Mark E. Bandeen
                              --------------------------------
                              Name:  Mark E. Bandeen
                              Title: Vice President

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